Exhibit 10.24

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SHARES PURCHASABLE UPON EXERCISE OF THIS WARRANT WILL BE SUBJECT TO THAT CERTAIN FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF JUNE 23, 2011, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED, SUPERSEDED, REPLACED, RENAMED, TERMINATED AND/OR OTHERWISE MODIFIED AT ANY TIME AND FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF.

Warrant No. 7	Date: June 23, 2011

GOODMAN NETWORKS INCORPORATED

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

1. Issuance; Number of Shares; Purchase Price. For value received, this Warrant is issued to SG-GN/SD, LLC (“SG-GN/SD”) by Goodman Networks Incorporated, a Texas corporation (together with its successors and assigns, the “Company”) in connection with the purchase by the Company of the remaining portion of Warrant No. 5 issued by the Company to SG-GN/SD on October 12, 2010 for the right to purchase 129,537 shares of common stock of the Company pursuant to the Securities Purchase Agreement dated June 7, 2011 by and among the Company, SG-SG/SD, SG-Goodman, LLC, SG-Tower, LLC and SG-LTE, LLC which remaining portion purchased was exercisable into 86,179 shares of common stock of the Company.

The registered holder of this Warrant (the “Holder”) is entitled to subscribe for and purchase from the Company 43,358 duly authorized, fully paid and nonassessable shares of the Company’s common stock, $0.01 par value (the “Common Stock”) which represents the portion of Warrant No. 5 that was not purchased by the Company. The shares of Common Stock issuable hereunder are hereinafter referred to as the “Warrant Shares.” The number of Warrant Shares issuable hereunder is subject to adjustment from time to time pursuant to the provisions hereof.

The exercise price per Warrant Share (the “Exercise Price”) shall be One Dollar ($1.00) per share, as adjusted from time to time pursuant to Section 11 below.

2. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant is exercisable, in whole or in part, at any time during the term commencing on the date hereof (“Grant Date”) and ending on May 14, 2020.

3. Exercise of Warrant.

3.1. Method of Exercise; Payment. This Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above (the “Determination Date”), by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A-1 duly completed and executed on behalf of the Holder, at the office of the Company, upon payment (i) in cash or by check or wire transfer in immediately available funds, (ii) by cancellation of indebtedness or other obligations of the Company to the Holder, or (iii) by any combination of the foregoing, of an amount equal to the Exercise Price per Warrant Share multiplied by the number of Warrant Shares then being purchased hereunder.

3.2 Date of Exercise; Delivery of Share Certificates; Exercise in Part. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as promptly as practicable on or after such date and in any event within ten (10) days thereafter. If this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor representing the portion of the shares with respect to which this Warrant shall not then have been exercised to the Holder as soon as possible thereafter.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. In lieu of issuing a fractional unit, the Company shall pay cash equal to such fraction multiplied by the then effective Exercise Price.

5. Replacement of Warrant. The Company covenants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft destruction, or mutilation of this Warrant or any stock certificate issued upon exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company, at its expense, will execute and deliver a new Warrant or stock certificate of like tenor and amount in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

6. No Rights as Shareholder. For so long as Holder continues to hold the Warrant (or any replacement warrant upon partial exercise of the Warrant) and any Warrant Shares, the Company shall provide the Holder with copies of the same information and at the same time as it is required to provide such information to the trustee pursuant to the terms of the Indenture for 12.125% Senior Secured Notes due 2018 dated June 23, 2011 with Wells Fargo Bank, National Association (or any indenture or credit agreement that replaces or supersedes such Indenture including any new credit the proceeds of which are used to pay the notes associated with the Indenture). If, however, at any time prior to the expiration of this Warrant and prior to the exercise of the Warrant, any of the following events shall occur:

(i) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend in the ordinary course) to the holders of its shares of Common Stock; or

(ii) the Company shall offer to the holders of its shares of Common Stock for subscription pro rata any additional shares of Common Stock or debt or equity securities convertible into or exchangeable for shares of Common Stock, or

(iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, or transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be approved;

then, in any one or more of said events, the Company shall give notice in writing of such event to the Holder as provided in Section 10 hereof, such giving of notice to be completed at least ten (10) days prior to the date fixed as a record date or the date of closing and transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

7. Transfer of Warrant.

7.1. Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part other than to an Affiliate of SG-GN/SD (for purposes of this Section 7.1, Affiliate shall mean “any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question,” and a Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise) and shall be in compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), and any applicable state securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached hereto as Exhibit A-2) and delivery in the same manner as a negotiable instrument transferable by endorsement delivery.

7.2. Compliance with Securities Act; Disposition of Warrant or Warrant Shares. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased is being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

8. Authorization and Reservation of Shares. The Company covenants that during the term this Warrant is exercisable, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase the Warrant Shares as provided in this Warrant. The Company further covenants that all Warrant Shares issuable upon exercise of this Warrant will be free from all taxes, liens, and charges or encumbrances of any nature whatsoever except for the Company’s Fifth Amended and Restated Shareholders’ Agreement dated as of June 23, 2011, as it may be amended at any time and from time to time in accordance with its terms. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares of Common Stock upon exercise of this Warrant.

9. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth), one day after deposit with a national overnight courier, or four (4) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Holder at The Stephens Group, LLC, 100 Morgan Keegan Dr., Suite 500, Little Rock, Arkansas 72202, Attention: Ronald M. Clark (and/or if by facsimile, (501) 377-3463 and (ii) to the Company at Goodman Networks Incorporated, 6400 International Parkway, Plano, Texas 75093, Attention: John A. Goodman (and/or if by facsimile, (972) 406-9291) or at such other address as any such party may subsequently designate by written notice to the other party.

10. Amendments and Waivers.

10.1. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

10.2. Waivers. No waivers of, or exceptions to, any term, condition, or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1. Merger and Sale of Assets. If at any time there shall be (i) a capital reorganization of the shares of the Company’s stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or (ii) a merger or consolidation of the Company with or into another entity whether or not the Company is the surviving entity, or (iii) the sale of all or substantially all of the Company’s properties and assets to any other person (hereinafter collectively referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if the Holder had exercised this Warrant immediately prior to the Merger Event, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive Merger Events and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such Merger Event is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Holder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the number of Warrant Shares purchasable) shall be assumed by the successor corporation and applicable to the greatest extent possible.

11.2. Reclassification, etc. If the Company at any time shall by reclassification, conversion, or exchange of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other series, class, or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

11.3. Split, Subdivision, or Combination of Shares. If the Company at any time shall split, combine, or subdivide the Common Stock, the number of securities as to which purchase rights under this Warrant exist shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

11.4. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Shares and/or all other additional stock, other securities or property available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

11.5. Other Actions. If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 11.1 through 11.4 hereof, but which should result in an adjustment in the Exercise Price or the number, kind or class of capital stock of the Company into which this Warrant is exercisable in order to fairly protect the acquisition rights of the Holder, an appropriate adjustment to the Exercise Price, number, kind or class of capital stock of the Company into which this Warrant is exercisable shall be made by the Company. The Company will take any and all action necessary or appropriate to preserve the foregoing intent of the parties, including, without limitation of the foregoing, effecting any necessary amendment to its Articles or Bylaws.

11.6. Certificate as to Adjustment. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and furnish to each Holder of this Warrant a certificate signed by its Chief Financial Officer or President setting forth and showing in reasonable detail (i) the event requiring the adjustment and the facts upon which such adjustment is based, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, and (iv) the number of shares subject to purchase hereunder after giving effect to such adjustment. The Company will cause copies of such certificate to be mailed by first class mail, postage prepaid to each Holder.

11.7. Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) the Company shall offer any right to subscribe for or purchase any additional shares of stock of any class or any other securities or other rights; (iii) any Capital Transaction occurs; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then in connection with each such event, the Company shall deliver to the Holder a written notice specifying, as the case may be, (A) the amount and character of any dividend, distribution or right and the date on which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution, right, (B) the date on which the books of the Company shall close or a record shall be taken for purposes of determining rights to vote in respect of a Capital Transaction, dissolution, liquidation or winding up; (C) the date on which any Capital Transaction, dissolution, liquidation or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of the Warrant Shares or Common Stock (or such other stock or securities at the time receivable upon exercise of this Warrant) shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such Capital Transaction, dissolution, liquidation or winding up; and (D) the date on which the Company expects to file with the Securities and Exchange Commission for a public offering. Each such notice shall be delivered at least ten (10) days prior to the date therein specified. All such notices shall be deemed to have been received on the day set forth in Section 9 above. For purposes of this section, “Capital Transaction” means (i) any sale, exchange, transfer, issuance or other disposition in one transaction or a series of related transactions by the Company’s shareholders or by the Company, if after such sale, exchange, transfer, issuance or other disposition, the Company’s shareholders do not beneficially own, directly or indirectly, in the aggregate in excess of fifty percent (50%) of the outstanding common stock on a fully-diluted basis and fifty percent (50%) of the total voting power of the Company, as of the date of such transfer, or (ii) any liquidation, dissolution or winding up of the Company or any sale in one transaction or a series of related transactions of more than fifty percent (50%) of the assets of the Company to one or more other Persons, or (iii) any merger, consolidation or other business combination by the Company with one or more persons in which the Company is not the surviving entity, or (iv) completion of a public offering.

11.8. Timely Notice. Failure to timely provide notice required by subsection 11.7 above shall entitle Holder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Holder. The notice period shall begin on the date Holder receives or, pursuant to Section 9 above, is deemed to have received written notice containing all of the information specified above.

12. Miscellaneous.

12.1. Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

12.2. Governing Law. This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of laws).

12.3. Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Holder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Holder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

12.4. No Impairment of Rights. The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

12.5. Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

12.6. Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

12.7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12.8. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Warrant, or the Warrant Shares issuable upon conversion thereof, shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the parties shall inure to the benefit of the successors and permitted assigns of each party as set forth in Section 7.1.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the date first written above.

GOODMAN NETWORKS INCORPORATED, a Texas corporation

By:	/s/ John A. Goodman
Name: John A. Goodman
Title: Chief Executive Officer

Signature Page to Warrant

EXHIBIT A-1

NOTICE OF EXERCISE

To:	Goodman Networks Incorporated

(Company Name)

1. The undersigned hereby elects to purchase ____________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares [and a replacement warrant of like tenor for the unexercised portion of the Warrant] in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(Address)

3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

EXHIBIT A-2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The undersigned transferee agrees to hold the Warrant and any stock issuable upon exercise or conversion of the Warrant subject to the restrictions on transfer set forth in the Warrant.

By:

Date: